Exhibit 10.15

FIRST AMENDMENT TO

VERRA MOBILITY CORPORATION

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Verra Mobility Corporation, a Delaware corporation (the “Company”), effective as of November 19, 2024 (the “Amendment Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.
The Company currently maintains the Plan.

B.
Pursuant to Section 17 of the Plan, the Plan may be amended at any time.

C.
The Compensation Committee of the Board (the “Committee”) believes it is in the best interests of the Company and its stockholders to amend the Plan to provide that the Committee or the Board may delegate its authority to administer the Plan to one or more sub-committees of the Committee of the Board or officers of the Company, subject to applicable laws.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.
Section 3.1. Section 3.1 of the Plan is hereby amended and restated in its entirety with the following:

“Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company. To the extent applicable laws permit, the Committee or the Board may delegate any or all of its powers under the Plan to one or more committees of the Board or the Committee, or to one or more Officers. The Committee or the Board, as applicable, may rescind any such delegation, abolish any such committee and/or re-vest in itself any previously delegated authority at any time.”

2.
This First Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan.

3.
Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Verra Mobility Corporation on November 19, 2024.

Verra Mobility Corporation

By: /s/ Jon Keyser

Jon Keyser

Secretary

Date: November 19, 2024